Exhibit 3.1

FOURTH

AMENDED AND RESTATED

BYLAWS

OF
STANDARD PARKING CORPORATION
January 21, 2010

Article I
Offices
Section 1.01 Registered Office. The registered office of Standard Parking Corporation (the “Corporation”) required by the General Corporation Law of Delaware to be maintained in the State of Delaware shall be fixed in the Corporation’s Second Amended and Restated Certificate of Incorporation, as may be further amended from time to time (the “Certificate of Incorporation”).
Section 1.02 Principal and Other Offices. The principal and other offices of the Corporation may be, within or without the State of Delaware as the business of the Corporation may require from time to time.

Article II
Stockholders
Section 2.01 Annual Meeting. The annual meeting of the stockholders (the “Annual Meeting”) shall be held on such date as determined by the Board of Directors (the “Board”), at such hour as shall be designated in the notice of the meeting for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If the day fixed for the Annual Meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any Annual Meeting, or at any adjournment thereof, the Board shall cause the election to be held at a meeting of the stockholders as soon thereafter as convenient.
Section 2.02 Special Meetings. Any meeting of the stockholders other than the Annual Meeting shall be a “Special Meeting” of the stockholders. A Special Meeting may be called by the Chairperson of the Board alone, or by the Board pursuant to a resolution adopted by a majority of the directors on the Board.

Section 2.03 Place of Meeting. The Board may designate any place, either within or without the State of Delaware, as the place of meeting for any Annual Meeting or for any Special Meeting called pursuant to Section 2.02 of these Bylaws. If no designation is made, or if a Special Meeting is otherwise called, the place of meeting shall be at the principal executive office of the Corporation, except as otherwise provided in Section 2.05 of these Bylaws. The Board may, in its sole discretion, determine that a meeting or meetings of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized and in the manner set forth in paragraph (a)(2) of Section 211 of the Delaware General Corporation Law (“DGCL”).
Section 2.04 Notice of Meeting. Written or printed notice stating the place, if any, day, hour of the meeting, and means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at stockholder meetings, and in the case of a special meeting, the purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, or in the case of a merger or consolidation not less than twenty (20) nor more than sixty (60) days before the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at such stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid. Stockholders may consent to receiving electronic delivery of notice of stockholder meetings, subject to the limitations found in Section 232 of the DGCL. Any waiver of notice of a stockholder meeting may be given by electronic transmission in the manner set forth in Section 229 of the DGCL.

Section 2.05 Closing of Transfer Books or Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days, or in the case of a merger or consolidation, at least twenty (20) days, immediately preceding such meeting. In lieu of closing the stock transfer books, the Board may fix in advance a date as the record date for any such determination of stockholders entitled to notice of a meeting, such date in any case to be not more than (60) sixty days and, for a meeting of stockholders, not less than ten (10) days, or in the case of a merger or consolidation, not less than twenty (20) days, immediately preceding such meeting. The Board may also, at the same time it fixes a date for determining stockholders entitled to notice of a meeting of stockholders, fix a date as the record date for any such determination of stockholders entitled to vote at such meeting, such date to occur on or before the date of such meeting. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.
Section 2.06 Voting Lists. The officer or agent having charge of the transfer books for shares of the Corporation shall make at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each. Such list need not include electronic mail addresses or other electronic contact information and shall be open to the examination of any stockholder for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
Section 2.07 Quorum and Manner of Acting.
2.07.1 Quorum. The holders of shares having a majority of the voting power of the capital stock of the Corporation issued and outstanding and entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders; provided, that if shares having less than a majority of the voting power of the capital stock of the Corporation are represented at said meeting, then shares having a majority of the voting power of all shares so represented may adjourn the meeting from time to time without further notice. Where a separate vote by class or classes is required, a majority of the shares of such class or classes in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

2.07.2 Manner of Acting. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by the DGCL or the Certificate of Incorporation. Directors shall be elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Section 2.08 Proxies. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law and filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that, such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.
Section 2.09 Order of Business at Annual Meeting. At any Annual Meeting, only such business shall be conducted as shall have been brought before the Annual Meeting (i) by or at the direction of the Board, or (ii) by any stockholder (a “Proposing Stockholder”) who complies with the procedures set forth in this Section 2.09. For business properly to be brought before an Annual Meeting by a stockholder, the Proposing Stockholder must have given timely notice thereof (the “Proposal Notice”) in proper written form to the Secretary of the Corporation as specified in Sections 2.09.1 and 2.09.2, and such business must meet the criteria specified in Section 2.09.3.
2.09.1 Timely Proposal Notice. To be timely, a Proposal Notice must be delivered to the Secretary at the principal executive offices of the Corporation no later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the anniversary date of the preceding year’s Annual Meeting.

2.09.2 Proper Form of Proposal Notice. To be in proper written form, a Proposal Notice shall set forth in writing as to each matter the Proposing Stockholder proposes to bring before the Annual Meeting: (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting; (ii) any material interest of the Proposing Stockholder in such business, and (iii) the Stockholder Identifying Information, as specified in Section 2.09.5. The Proposing Stockholder shall supplement or update the Proposal Notice by further written notices to the Secretary as necessary through and including the date of the Annual Meeting so that it is accurate as of the date of the Annual Meeting.

2.09.3 Proposals Involving Stockholder Director Candidates. If the Proposing Stockholder is recommending or proposing one or more candidates for election to the Board, then the provisions of Section 3.15.2 shall govern the submission of such recommendation or proposal.

2.09.4 Additional Criteria for Valid Proposal Notice. The Secretary shall not accept, and shall consider ineffective, a Proposal Notice (i) that does not comply with this Section 2.09, (ii) that relates to an item of business to be transacted at such meeting that is not a proper subject for stockholder action under applicable law, (iii) that relates to an item of business (other than the election of directors) that is identical or substantially similar to an item of business (a “Similar Item”) for which a record date was previously fixed and such Proposal Notice is delivered between the time beginning on the 61st day after such previous record date and ending on the one-year anniversary of such previous record date, (iv) if a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the 90th day after the Secretary receives such Proposal Notice, or (v) if a Similar Item has been presented at the most recent Annual Meeting or at any Special Meeting held within one year prior to receipt by the Secretary of such Proposal Notice. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an Annual Meeting except in accordance with the procedures set forth in this Section 2.09. The chairperson of an Annual

Meeting shall, if the facts warrant, determine and declare to the Annual Meeting that business was not properly brought before the Annual Meeting in accordance with the provisions of this Section 2.09 and, if he should so determine, he shall so declare to the Annual Meeting and any such business not properly brought before the Annual Meeting shall not be transacted. Except for proposals properly made in accordance with Rule 14a-8 or any other rules and regulations related to proposals of security holders under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board, this Section 2.09 shall be the exclusive means for a stockholder to propose business to be brought before an Annual Meeting.

2.09.5 Stockholder Identifying Information. As used in these Bylaws, the term “Stockholder Identifying Information” shall mean the following information to be provided to the Secretary of the Corporation in writing and updated or supplemented in writing to the Secretary as necessary through and including the date of the applicable stockholders meeting so that it is accurate as of the date of such meeting: (i) the name and principal business address of the stockholder, and if different, the address for notices to such stockholder; (ii) if the stockholder does not have a current report on Form 13D filed with the Securities and Exchange Commission, such information about the stockholder that would be included on a Form 13D, and (iii) a description of (a) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (b) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Corporation, (c) any short interest in any security of the Corporation (for purposes of these Bylaws a person shall be deemed to have a short interest in a security if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security) directly or indirectly owned beneficially by such stockholder, (d) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (e) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (f) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household.

Section 2.10 Informal Action by Stockholders. Any action required to be taken at any Annual Meeting or Special Meeting, or any other action which may be taken at any Annual Meeting or Special Meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who would have been entitled to notice of the meeting in which the action was taken and who have not consented in writing. Written consent includes the use of telegram, cablegram, or other electronic transmission as described in Section 219 of the DGCL. Unless the Board waives this requirement, any such electronic transmission shall be reproduced in paper form and delivered to the Corporation’s registered office, principal place of business or its officer or agent having custody of the book in which proceeding of meetings of stockholders are recorded.
Section 2.11 Voting by Ballot and Proxy. Voting on any question or in any election at any meeting may be by voice vote unless the presiding officer shall order or any stockholder shall demand that voting be by ballot or proxy. When counting written ballots and proxies to determine their validity, inspectors of election may rely on any verification information required of stockholders voting electronically. Written ballots and proxies include those submitted electronically as set forth in paragraph (e) of Section 211 of the DGCL.
Article III
Directors
Section 3.01 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board.
Section 3.02 Number, Tenure and Qualification. The number of directors of the Corporation shall be fixed by the Certificate of Incorporation. The exact number of directors may be fixed from time to time as set forth in the Certificate of Incorporation. Each director shall hold office until the next annual meeting of stockholders or until his successor shall have been duly elected and qualified. Directors need not be residents of Delaware or stockholders of the Corporation.
Section 3.03 Regular Meetings. A regular meeting of the Board shall be held without other notice than these Bylaws, immediately after, and at the same place, if any, as the annual meeting of stockholders. The Board may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution. The independent directors of the Corporation will have regularly scheduled meetings at which only independent directors may be present. Notice of such meetings shall be provided as set forth in Section 3.05 below.
Section 3.04 Special Meetings. Special meetings of the Board may be called by the Chairperson of the Board alone or by any three directors on the Board. The person or persons authorized to call special meetings of the Board may fix any place, if any, either within or without the State of Delaware, as the place for holding any special meeting of the Board called by them.
Section 3.05 Notice. Notice of any special meeting shall be given at least 24 hours prior thereto by written notice delivered personally, by courier or mailed to each director at such director’s business address, or by telegram, facsimile or electronic mail. If notice is given by courier, such notice shall be deemed to be delivered one (1) business day following deposit with the courier. If mailed, such notice shall be deemed to be delivered two (2) days following deposit in the United States mail. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. If notice is given by facsimile or electronic mail, such notice shall be deemed to be delivered on the day of transmission if transmitted during the recipient’s normal business hours or one (1) business day following transmission if transmitted after business hours. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

Section 3.06 Quorum. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board, provided, that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.
Section 3.07 Manner of Acting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.
Section 3.08 Vacancies. Any vacancy occurring in a directorship and any directorship to be filled by reason of an increase in the number of directors shall be filled by the Board based upon the recommendation of the Nominating and Corporate Governance Committee, or by stockholders if such vacancy was caused by the removal of a director by the action of the holders of Common Stock, in which event such vacancy may not be filled by the Board. Any director elected to such vacancy shall hold office until the next annual meeting of stockholders.
Section 3.09 Resignations. Any director of the Corporation may resign at any time by giving notice in writing or by electronic transmission (as such term is defined in subsection (c) of Section 232 of the DGCL) to the Board, the Chairperson, if any, the chief executive officer, the president, the chief financial officer or the secretary of the Corporation. Such resignation shall take effect at the time specified therein and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective.
Section 3.10 Removal of Directors. Any director or the entire Board of this Corporation may be removed with or without cause at any annual or special meeting of stockholders by the holders of a majority of the shares then entitled to vote at an election of directors.
Section 3.11 Expenses of Attendance; Excess Compensation. By resolution of the Board, the directors may be paid their expenses, if any, of attendance at each meeting of the Board. In the event the Internal Revenue Service shall deem any compensation (including any fringe benefit) paid to a director to be unreasonable or excessive, such director must repay to the Corporation the excess over what is determined by the Internal Revenue Service to be reasonable compensation, with interest on such excess at the minimum applicable federal rate, within ninety days after notice from the Corporation.
Section 3.12 Presumption of Assent. A director of the Corporation who is present at a meeting of the Board at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless such director’s dissent shall be entered in the minutes of the meeting or unless such director shall file such director’s written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
Section 3.13 Informal Action by Board. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee consent thereto in writing or by electronic transmission (as such term is defined in subsection (c) of Section 232 of the DGCL), and the writing(s) or electronic transmissions(s) are filed with the minutes of proceedings of the Board or committee thereof. Such filing(s) shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 3.14 Participation by Conference Telephone. Members of the Board or of any committee designated by the Board may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.
Section 3.15 Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation by the Board, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the Board, Bylaws or Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a Certificate of Ownership and Merger.
Section 3.15.1    Nominating and Corporate Governance Committee. The Board shall establish a Nominating and Corporate Governance Committee authorized to (i) identify individuals qualified to become directors and recommend to the full Board the director nominees for each annual meeting of the Corporation’s stockholders; (ii) recommend to the full Board director nominees qualified to fill any vacancy on the Board occurring for any reason; (iii) recommend to the full Board directors to serve on each committee of the Board; and (iv) develop, recommend to the Board and assess corporate governance policies. The Nominating and Corporate Governance Committee shall consist of three (3) or more directors who shall be appointed by the Board. Members of the Nomination and Corporate Governance Committee shall qualify as “independent directors” as and to the extent required, and shall possess such other knowledge and background as may be required, under applicable law and the applicable NASDAQ Stock Market rules and requirements. The Board shall adopt a charter for the Nominating and Corporate Governance Committee setting out more fully the duties and powers of the Nominating and Corporate Governance Committee.
Section 3.15.2. Stockholder Nominating Procedures. A stockholder may recommend a director nominee for consideration by the Nominating and Corporate Governance Committee by complying with the procedures adopted by the Nominating and Corporate Governance Committee. In lieu of making a recommendation of a director nominee for consideration by the Nominating and Corporate Governance Committee, a stockholder may seek to directly nominate candidates for an election of directors at an Annual Meeting or Special Meeting called for the purpose of electing one or more directors to the Board only by providing timely notice in writing to the Secretary of the Corporation. To be timely for an Annual Meeting, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation no later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the anniversary date of the preceding year’s Annual Meeting. To be timely for a Special Meeting, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the date of the special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) any other information that the Corporation customarily solicits from its director candidates to determine their eligibility and fitness for Board service, including by way of example director questionnaires and background checks, together with copies of any such documents and authorizations that require completion by the proposed candidate; and (iii) as to the stockholder giving notice, the Stockholder Identifying Information. At the request of the Board any person nominated by the Board for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. Except for proposals properly made in accordance with Exchange Act rules and regulations regarding nominations by stockholders, and included in the notice of meeting given by or at the direction of the Board, this Section 3.15.2 shall be the exclusive means for a stockholder to recommend or propose director nominees.
Section 3.15.3    Compensation Committee. The Board shall establish a Compensation Committee whose principal duties shall be to provide assistance to the Board in fulfilling their responsibility to the stockholders to ensure that the Corporation’s officers, executives, and Board members are compensated in accordance with the Corporation’s total compensation objectives and executive compensation policy. The Compensation Committee shall (i) review and determine compensation policies, strategies, pay levels and forms of compensation necessary to support organizational objectives; (ii) review and determine bonuses for officers and other employees, (iii) review and determine stock-based compensation, and (iv) produce an annual report on executive compensation for inclusion in the Corporation’s proxy statement, or, if the Corporation does not file a proxy statement, in its annual report filed on Form 10-K with the SEC, in accordance with applicable rules and regulations. The Compensation Committee shall consist of three (3) or more directors who shall be appointed by the Board. Members of the Compensation Committee shall qualify as “independent directors” as and to the extent required, and shall possess such other knowledge and background as may be required, under applicable law and the applicable NASDAQ Stock Market rules and requirements. The Board shall adopt a charter for the Compensation Committee setting out more fully the duties and powers of the Compensation Committee.
Section 3.15.4    Audit Committee. The Board shall establish an Audit Committee to (i) be directly responsible for the appointment, compensation and oversight over the work of the Corporation’s public accountants; (ii) oversee the accounting and financial reporting processes of the Corporation and the audit of the financial statements of the Corporation; (iii) prepare the report required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement., and (iv) review and approve related party transactions. The Audit Committee shall consist of three (3) or more directors who shall be appointed by the Board. Members of the Audit Committee shall qualify as “independent directors” as and to the extent required, and shall possess such other knowledge and background as may be required, under applicable law and the applicable NASDAQ Stock Market rules and requirements. The Board shall adopt a charter for the Audit Committee setting out more fully the duties, powers and member qualifications of the Audit Committee.
Article IV
Officers
Section 4.01 Number. The executive officers of the Corporation shall be, at minimum, a Chief Executive Officer, President, a Chief Financial Officer, a Secretary and a Treasurer. The Board may also choose a Chairperson of the Board and such Vice Presidents (the number thereof to be determined by the

Board), Assistant Treasurers, Assistant Secretaries or other officers as may be elected or appointed by the Board. If more than one Vice President is elected or appointed, only Executive Vice Presidents, if any, shall be deemed to be executive officers of the Corporation. Any two or more offices may be held by the same person.
Section 4.02 Election and Terms of Office. The officers of the Corporation shall be elected annually by the Board at the first meeting of the Board held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights.
Section 4.03 Removal. Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
Section 4.04 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, or because of the creation of an office, may be filled by the Board for the unexpired portion of the term.
Section 4.05 Chairperson. The Chairperson of the Board, if one is appointed, the Chief Executive Officer, if one is appointed, or the President shall preside at all meetings of the stockholders and of the Board and shall see that orders and resolutions of the Board are carried into effect. He or she shall have concurrent power with the Chief Executive Officer, if any, and the President to sign bonds, mortgages, certificates for shares and other contracts and documents, whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board or by these Bylaws to some other officer or agent of the Corporation. The Chairman of the Board shall perform such duties as the Board may from time to time prescribe.
Section 4.06 Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation and shall, in general, supervise and control all of the business and affairs of the Corporation, unless otherwise provided by the Board. He or she may sign bonds, mortgages, certificates for shares and all other contracts and documents whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board or by these Bylaws to some other officer or agent of the Corporation. He or she shall have general powers of supervision and shall be the final arbiter of all differences between officers of the Corporation and his or her decision as to any matter affecting the Corporation shall be final and binding as between the officers of the Corporation subject only to its Board.
Section 4.07 President. If no Chief Executive Officer is appointed, or in the absence of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. He or she shall have concurrent power with the Chief Executive Officer to sign bonds, mortgages, certificates for shares and other contracts and documents, whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board or by these Bylaws to some other officer or agent of the Corporation. In general, he or she shall perform all duties incident to the office of President and such other duties as the Chief Executive Officer or the Board may from time to time prescribe.

Section 4.08 Vice Presidents. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Executive Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Board may classify any Vice President as an Executive Vice President, Senior Vice President, Vice President or Assistant Vice President, or any other designation as the Board may from time to time determine. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation, and shall perform such other duties as from time to time may be assigned to him by the President or by the Board.
Section 4.09 Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation, and shall (a) have charge and custody of, and be responsible for, all funds and securities of the Corporation; (b) deposit all funds and securities of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with these Bylaws; (c) from time to time prepare or cause to be prepared and render financial statements of the Corporation at the request of the Chief Executive Officer, the President, the Chairman of the Board, if any, or the Board; and (d), in general, perform all duties incident to the office of Chief Financial Officer and such other duties as from time to time may be prescribed by the Chairman of the Board, if any, the Chief Executive Officer, the President or the Board; provided, however, that in connection with the election of the Chief Financial Officer, the Board may limit in any manner the duties (other than those specified in clauses (a) through (d) hereof) which may be prescribed to be performed by the Chief Financial Officer by the Chairman of the Board, if any, the Chief Executive Officer and/or the President.
Section 4.10 Principal Accounting Officer. The Principal Accounting Officer shall be the principal accounting officer of the Corporation, and shall (a) keep or cause to be kept correct and complete books and records of account including a record of all receipts and disbursements; (b) from time to time prepare or cause to be prepared and render financial statements of the Corporation at the request of the Chief Executive Officer, the President, the Chairman of the Board, if any, or the Board; and (c), in general, perform all duties incident to the office of Principal Accounting Officer and such other duties as from time to time may be prescribed by the Chairman of the Board, if any, the Chief Executive Officer, the President or the Board.
Section 4.11 Treasurer. If no Chief Financial Officer is appointed, or in his or her absence or in the event of his or her inability or refusal to act, the Treasurer shall perform the duties of the Chief Financial Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Financial Officer. He or she shall, in general, perform all the duties incident to the office of Treasurer and such other duties and have such other powers as the Chief Executive Officer, the President or the Board may from time to time prescribe.
Section 4.12 Secretary. The Secretary shall: (a) keep the minutes of the stockholders’ and of the Board’ meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) sign with the President, or a Vice President, certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the Board; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board.

Section 4.13 Assistant Treasurers and Assistant Secretaries. The Assistant Treasurers shall respectively, if required by the Board, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board shall determine. The Assistant Secretaries as thereunto authorized by the Board, may sign with the President or a Vice President, certificates for shares of the Corporation, the issue of which shall have been authorized by a resolution of the Board. The Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the President or the Board.
Section 4.14 Salaries. The salaries of the executive officers shall be determined or recommended to the Board for determination from time to time by the Compensation Committee (or independent directors constituting a majority of the Board’s independent directors in a vote in which only independent directors participate) and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation. In the event that the Internal Revenue Service shall deem any compensation (including any fringe benefit) paid to an officer to be unreasonable or excessive, such officer must repay to the Corporation the excess over what is determined by the Internal Revenue Service to be reasonable compensation, with interest on such excess at the minimum applicable federal rate, within 90 days after notice from the Corporation.
Article V
Indemnification of Officers and Directors
Section 5.01 Indemnification of Officers and Directors.  As provided in the Certificate of Incorporation:
Section 5.01.1 Right to Indemnification. The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the DGCL, as the same may be amended and supplemented (“Section 145”), indemnify any director or officer of the Corporation whom it shall have the power to indemnify under said section (each a “Covered Person”) from and against any and all of the expenses, liabilities, or other matters referred to in or covered by Section 145 (“Covered Matter”).
Section 5.01.2 Authorization of Indemnification. Notwithstanding Section 5.01.1, the Corporation shall indemnify a Covered Person only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances because such Covered Person has met the applicable standard of conduct set forth in Section 145. Such determination shall be made, with respect to a Covered Person who is a director or officer at the time of such determination, (1) by the Board by a majority vote of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders of the Corporation.
Section 5.01.3 Advancement of Expenses. Expenses (including attorneys’ fees) incurred by an officer or director in defending any Covered Matter may be paid by the Corporation in advance of the final disposition of such Covered Matter upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such Covered Person is not entitled to be indemnified by the Corporation as authorized in this Article V. Such expenses (including attorneys’ fees) incurred by former directors and officers or other Covered Persons may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 5.01.4 Non-Exclusive Rights. The indemnification and advancement of expenses provided by or granted pursuant to this Section 5.01 shall not be deemed exclusive of any other rights to which Covered Persons may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
Section 5.01.5 Amendment or Repeal. Any repeal or modification of this Section 5.01 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification. The indemnification and advancement of expenses provided by or granted pursuant to this Section 5.01, unless otherwise provided when authorized or ratified, shall continue as to a Covered Person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors, and administrators of such person.
Section 5.01.6 Amendment or Modification of Article V. Notwithstanding anything contained in the Certificate of Incorporation or these Bylaws to the contrary, the affirmative vote of the holders of at least a majority of the voting power of the then outstanding capital stock of the Corporation, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article V.
Section 5.02 Elimination of Certain Liability of Directors. As provided for in the Certificate of Incorporation of the Corporation, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by an amended DGCL. Any repeal or modification of this Section 5.02 by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.
Article VI
Capital Stock
Section 6.01 Certificates for Shares. The interest of each shareholder of the Corporation shall be evidenced by certificates or by registration in book-entry accounts without certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe.
Section 6.02 Execution and Issuance of Certificates of Stock. Every holder of stock represented by certificates shall be entitled to a certificate. Such certificates shall be signed by the Chief Executive Officer, President or a Vice President and by the Secretary or an Assistant Secretary and shall be sealed with the seal of the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person where such officer, transfer agent or registrar at the date of issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation.

Section 6.03 Transfers. Subject to any restrictions on transfer and unless otherwise provided by the Board, transfers of shares of the Corporation shall be made on the books of the Corporation, in the case of certificated shares, by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares; and in the case of uncertificated shares, by appropriate book-entry procedures upon the receipt of proper transfer instructions from the registered owner of the uncertificated shares in such form as the Corporation or its transfer agent may reasonably require.
Section 6.04 Record Ownership. The Corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, except as otherwise provided by Delaware law.
Section 6.05 Lost, Stolen or Destroyed Stock Certificates. In the case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate or certificates may be issued in place thereof or the shares may be recorded in a book-entry account, upon such terms as the Board may prescribe, including the requirement that a bond be delivered to the Corporation upon such terms and indemnity to the Corporation and the transfer agent for the Corporation and secured by such surety as the Board shall deem fit.
Section 6.06 Transfer Agent. The Board may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of all shares of stock.
Article VII
Fiscal Year
The fiscal year of the Corporation shall begin on the first day of January in each year and end on the last day of December in each year.
Article VIII
Dividends
The Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.
Article IX
Seal
The Board may approve a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words, “Corporate Seal, Delaware.”

Article X
Waiver of Notice
Whenever any notice whatever is required to be given under the provisions of these Bylaws or under the provisions of the Certificate of Incorporation or under the provisions of the DGCL law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
Article XI
Amendments to the Bylaws
These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by unanimous written consent of the Board or at any meeting of the Board by a majority of the directors present at the meeting, subject to the power of the stockholders holding a majority of the voting power of the Corporation’s capital stock to alter or repeal Bylaw amendments made by the Board.